Exhibit 99.1


    Image Entertainment Reports Financial Results for Fiscal 2007
        Third Quarter and Nine Months Ended December 31, 2006

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 14, 2007--Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its third quarter and nine months ended December 31, 2006.

    Fiscal 2007 Third Quarter Financial Highlights

 -- Net revenues were $24,360,000, compared with net revenues of $39,171,000 for the third quarter of fiscal 2006.

 -- Digital distribution revenues grew to $337,000, compared to $51,000 for the third quarter of fiscal 2006.

 -- Gross profit margins were 19.1%, compared to 28.3% for the third quarter of fiscal 2006.

 -- Selling expenses were 12.2% of net revenues, up from 6.9% of net revenues for the third quarter of fiscal 2006 due in part to the spreading of fixed costs over substantially lower quarterly revenues.

     -- The December 2006 quarter increase includes $225,000 in employee termination costs in accordance with management's November 2006 cost reduction plan.

 -- General and administrative expenses were down $1,540,000, from the third quarter of fiscal 2006.

     -- The December 2005 quarter included a charge of $1.7 million from the January 2006 Musicland bankruptcy and a $248,000 asset impairment charge.

     -- The December 2006 quarter included increased expenses of:

         -- $267,000 for severance and UK office closure costs related to the involuntary termination of employees as part of management's November 2006 cost reduction plan.

         -- $216,000 in expenses and fees associated with the ongoing process of evaluating strategic alternatives, including the potential sale of the Company, and the Lions Gate contested proxy vote.

 -- Net loss was ($3,456,000), or ($0.16) per diluted share, compared to net earnings of $2,341,000, or $0.11 per diluted share, for the third quarter of fiscal 2006.

 -- On January 5, 2007, we sent our lender Foothill a 120-day notice of our intent to terminate our revolving line of credit facility.

        -- Our borrowing availability at December 31, 2006 was reduced to $5,000,000 from $12,979,000 and our maximum borrowing limit under the line was also reduced to $5,000,000.

        -- At December 31, 2006, we had no borrowings outstanding under our revolving credit facility with Foothill.

        -- We are currently seeking a replacement revolving line of credit.

 -- On January 22, 2007, we announced the hiring of a new executive officer, video industry veteran Jeffrey Fink, to the newly created position of Chief Marketing Officer.

    Best selling DVD and CD releases for our third quarter included:

    --  The Twilight Zone: Complete Definitive Collection

    --  Essential Art House: 50 Years of Janus Films Box

    --  Elvis Presley: Ed Sullivan Shows

    --  Wanda Sykes: Sick and Tired

    --  BBC Production of The Chronicles of Narnia: Prince Caspian
        (remastered)

    --  Double Life of Veronique (Criterion)

    --  Cream: Their Fully Authorized Story

    --  Tamia: Between Friends (CD)

    Fiscal 2007 Nine Months Ended December 31, 2006 Highlights

 -- Net revenues were $69.5 million, compared to $81.5 million for the first nine months of fiscal 2006.

 -- Digital revenues were $802,000, compared to $95,000 for the first nine months of fiscal 2006.

 -- Gross margins were 18.4%, compared to 26.2% for the first nine months of fiscal 2006.

 -- Selling expenses were 11.5% of net revenues, up from 9.9% of net revenues for first nine months of fiscal 2006, primarily due the spreading of fixed costs over substantially lower revenues.

    -- The nine months ended December 31, 2006 includes $225,000 in employee termination costs in accordance with management's
       November 2006 cost reduction plan.

 -- General and administrative expenses were down $109,000, or 0.9%, compared to the first nine months of fiscal 2006.

     -- The December 2005 nine-month period included charges of $1.7 million from the January 2006 Musicland bankruptcy and a $248,000 asset impairment charge.

     -- The nine months ended December 31, 2006 included increased expenses of:

         -- $267,000 for severance and UK office closure costs related to the involuntary termination of employees as part of management's November 2006 cost reduction plan.

         -- $764,000 associated with the Lions Gate proxy contest and special committee of our board of directors' process.

         -- $438,000 for temporary labor expenses associated with our rights management and royalty and distribution systems.

         -- $432,000 representing the net charge associated with Tower
            Records bankruptcy filing in August 2006.

-- Net loss was ($9,561,000), or ($0.45) per diluted share, compared to net earnings of $76,000, or $0.00 per diluted share for the first nine months of fiscal 2006.

    Martin W. Greenwald, president and chief executive officer of Image Entertainment, commented, "The financial results for Image's normally robust third quarter were anything but robust. In our third quarter last year, the Company enjoyed stellar sales and record profitability, driven by an exceptional release schedule. The flip side of last year's record quarter, however, is the comparison to this year's. It is difficult to pinpoint all of the reasons for our drop in sales. What I do believe is that, just as Q3 last year was unusual, this past quarter was unusual as well. Sales suffered on several fronts: retail's concern over the long term independence of Image and who might ultimately acquire the Company, the maturing DVD marketplace, and a contracting number of retail store fronts."

    Mr. Greenwald continued, "The obvious question is, where do we go from here? Although we are enduring a difficult period, Image is a vibrant independent that has positioned itself for a return to growth and profitability. With the hiring of Jeffrey Fink in the new position of Chief Marketing Officer, we have consolidated acquisitions, sales and marketing into one office. Jeff is a seasoned professional with twenty years of experience and brings a fresh sense of excellence and structure to our efforts. In addition to beefing up strategic positions at Image, we have begun to restructure the Company with the elimination of approximately thirty positions this past November. Coupled with other initiatives, we expect to realize annual savings of approximately $3,800,000 on a go forward basis. Further, as brick and mortar retail becomes more concentrated with fewer locations, we have begun a strategic review of the potential for cost savings and efficiencies if we were to outsource our warehousing and fulfillment operations. We believe there exists an opportunity for Image to reduce distribution expenses and potentially save several millions of dollars each year. We hope to have the review completed in the next few weeks and announce our decision by the end of our fiscal year."

    Mr. Greenwald concluded, "On a very positive note, the Company continues to obtain numerous opportunities to acquire very relevant and commercial programming. Additionally, although small as an overall dollar amount, our digital initiative Egami is enjoying rapid growth. I believe that in coming quarters, Egami will begin to materially contribute to our revenues. Clearly our work is cut out for us, however. If we remain independent, we must redefine our business in light of the many changes occurring at retail. If, on the other hand, the Company is acquired in the near term, our library and output of programming will be an enormous benefit to any operation."

    Fiscal Year 2007 Guidance

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

    Fourth Quarter of Fiscal 2007 Ending March 31, 2007 Guidance

    The Company believes that net revenues for the fourth quarter ending March 31, 2007, will be in the range between $24 million to $27 million, which, with our recently instituted cost reductions, should result in a small net loss for the quarter at the higher end of our guidance.

    Annual Guidance

    The Company expects that revenues for fiscal 2007 will be in the range of $93 million to $96 million, lower than the previously projected guidance, which had been in the range of $98 million to $103 million. The Company has not provided specific earnings guidance but it will incur a net loss for fiscal 2007.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, February 14, at 4:30 p.m. ET to review the fiscal 2007 third quarter financial results. Martin W. Greenwald, CEO, Jeff Framer, CFO, and David Borshell, COO, will be on-line to discuss these results and provide a brief update to its board of directors' special committee process of reviewing strategic alternatives to enhance shareholder value for the Company, followed by a Q & A session. The call can be accessed by dialing 866-409-1555 and requesting to join the conference call by stating the confirmation code 8580409, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial (913) 312-1235.

    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 8580409. International participants please dial (719) 457-0820 using the same pass code.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.

    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                      IMAGE ENTERTAINMENT, INC.

                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)

                 December 31, 2006 and March 31, 2006

                                ASSETS

(In thousands)                        December 31, 2006 March 31, 2006
                                      ----------------- --------------
Current assets:
  Cash and cash equivalents                     $2,083         $1,079
  Accounts receivable, net of
   allowances of
  $8,274 - December 31, 2006;
  $9,172 - March 31, 2006                       15,894         17,162
  Inventories                                   17,646         17,498
  Royalty and distribution fee
   advances                                     14,076         13,366
  Prepaid expenses and other assets              1,643            948
                                      ----------------- --------------
  Total current assets                          51,342         50,053
                                      ----------------- --------------
Noncurrent inventories, principally
 production costs                                3,131          2,805
Noncurrent royalty and distribution
 advances                                       27,267         23,558
Property, equipment and improvements,
 net                                             4,740          4,999
Goodwill                                         5,715          5,715
Other assets                                     1,339            545
                                      ----------------- --------------
                                               $93,534        $87,675
                                      ================= ==============

                      IMAGE ENTERTAINMENT, INC.

                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)

                 December 31, 2006 and March 31, 2006

                 LIABILITIES AND STOCKHOLDERS' EQUITY

(In thousands, except share data)     December 31, 2006 March 31, 2006
                                      ----------------- --------------
Current liabilities:
  Accounts payable                              $7,203         $5,302
  Accrued liabilities                            6,265          4,234
  Accrued royalties and distribution
   fees                                          9,072         13,355
  Accrued music publishing fees                  5,870          5,890
  Deferred revenue                               5,542          5,751
  Revolving credit facility                         --         11,500
  Current portion of long-term debt,
   less debt discount                            1,389             --
                                      ----------------- --------------
  Total current liabilities                     35,341         46,032
                                      ----------------- --------------
Long-term debt, less current portion,
 less debt discount                             22,226             --
Other long-term liabilities, less
 current portion                                 3,337             --
                                      ----------------- --------------
Total liabilities                               60,904         46,032
                                      ----------------- --------------

Stockholders' equity:
   Preferred stock, $.0001 par value,
    25 million shares authorized;
    none issued and outstanding                     --             --
   Common stock, $.0001 par value,
    100 million shares authorized;
    21,577,000 issued and outstanding
    at December 31, 2006 and
    21,296,000 at March 31, 2006                47,865         47,518
  Additional paid-in capital                     3,984          3,790
  Accumulated other comprehensive
   gain (loss)                                       3             (4)
  Accumulated deficit                          (19,222)        (9,661)
                                      ----------------- --------------
Net stockholders' equity                        32,630         41,643
                                      ----------------- --------------
                                               $93,534        $87,675
                                      ================= ==============

                      IMAGE ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

        For the Three Months Ended December 31, 2006 and 2005


(In thousands, except per share data)      2006             2005
                                      ---------------- ---------------
NET REVENUES                          $24,360   100.0% $39,171  100.0%
                                      -------- ------- -------- ------
OPERATING COSTS AND EXPENSES:
  Cost of sales                        19,698    80.9   28,088   71.7
  Selling expenses                      2,960    12.2    2,692    6.9
  General and administrative expenses   4,230    17.4    5,770   14.7
                                      -------- ------- -------- ------
                                       26,888   110.4   36,550   93.3
                                      -------- ------- -------- ------
EARNINGS (LOSS) FROM OPERATIONS        (2,528)  (10.4)   2,621    6.7
OTHER EXPENSES (INCOME):
  Interest expense, net                   928     3.8      267    0.7
  Other                                    --      --       (3)   0.0
                                      -------- ------- -------- ------
                                          928     3.8      264    0.7
                                      -------- ------- -------- ------
EARNINGS (LOSS) BEFORE INCOME TAXES    (3,456)  (14.2)   2,357    6.0
INCOME TAXES                               --      --       16    0.0
                                      -------- ------- -------- ------
NET EARNINGS (LOSS)                   $(3,456) (14.2)%  $2,341    6.0%
                                      ======== ======= ======== ======
NET EARNINGS (LOSS) PER SHARE:
  Net earnings (loss) - basic and
   diluted                              $(.16)            $.11
                                      ========         ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic                                21,577           21,290
                                      ========         ========
  Diluted                              21,577           21,763
                                      ========         ========

                      IMAGE ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

         For the Nine Months Ended December 31, 2006 and 2005


(In thousands, except per share data)      2006             2005
                                      ---------------- ---------------
NET REVENUES                          $69,549   100.0% $81,494  100.0%
                                      -------- ------- -------- ------
OPERATING COSTS AND EXPENSES:
  Cost of sales                        56,746    81.6   60,108   73.8
  Selling expenses                      8,003    11.5    8,058    9.9
  General and administrative expenses  12,673    18.2   12,782   15.7
                                      -------- ------- -------- ------
                                       77,422   111.3   80,948   99.3
                                      -------- ------- -------- ------
EARNINGS (LOSS) FROM OPERATIONS        (7,873)  (11.3)     546    0.7
OTHER EXPENSES (INCOME):
  Interest expense, net                 1,688     2.4      461    0.6
  Other                                    --      --       (7)  (0.0)
                                      -------- ------- -------- ------
                                        1,688     2.4      454    0.6
                                      -------- ------- -------- ------
EARNINGS (LOSS) BEFORE INCOME TAXES    (9,561)  (13.7)      92    0.1
INCOME TAXES                               --      --       16    0.0
                                      -------- ------- -------- ------
NET EARNINGS (LOSS)                   $(9,561) (13.7)%     $76    0.1%
                                      ======== ======= ======== ======
NET EARNINGS (LOSS) PER SHARE:
  Net earnings (loss) - basic and
   diluted                              $(.45)            $.00
                                      ========         ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic                                21,451           21,265
                                      ========         ========
  Diluted                              21,451           21,776
                                      ========         ========


    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100 ext. 299
             jframer@image-entertainment.com